Exhibit No. 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-37897, 333-03575, 33-64642, 33-49590, 33-46500, 33-43756 and 33-42965), and Form S-8 (Nos. 333-58625, 33-40282, 33-41294, 33-35862, 33-32447 and 33-14714) of ENSCO International Incorporated of our report dated January 24, 2000, except as to Note 12, which is as of February 14, 2000, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
February 28, 2000, except as to Note 12, which is as of February 14, 2000